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                                                                 Exhibit 5.1


                     [Letterhead of Hogan & Hartson L.L.P.]




                                November 17, 1998


Charles E. Smith Residential Realty, Inc.
Charles E. Smith Residential Realty L.P.
2345 Crystal Drive
Crystal City, Arlington, Virginia  22202

Gentlemen:

         We are acting as counsel to Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Company") and Charles E. Smith Residential Realty L.P. (the "Operating Partnership"), in connection with their co-registration, pursuant to a registration statement on Form S-8 (the "Registration Statement"), of up to 1,400,000 additional shares of the Company's common stock, par value $.01 per share (the "Shares"), and up to 1,400,000 units of limited partnership interest (the "Units") of the Operating Partnership, issuable upon the exercise of options granted or to be granted pursuant to the Company's 1994 Employee Stock and Unit Option Plan, as amended (the "Option Plan"). The Registration Statement also relates to restricted shares of common stock of the Company or units of limited partnership interest of the Operating Partnership issuable pursuant to the Company's 1994 Employee Restricted Stock and Restricted Unit Plan, as amended, and Non-Employee Directors Stock Option Plan (together with the Option Plan, the "Plans") previously registered and remaining under an effective registration statement on Form S-8 (No. 33-82382) and constitutes a post-effective amendment to such registration statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

         For purposes of the opinion expressed in this letter, which is set forth below (the "Opinion"), we have examined copies of the following documents:

         1.   An executed copy of the Registration Statement.

         2. The Amended and Restated Articles of Incorporation of the Company (the "Amended and Restated Articles"), as certified by the Department of Assessments and Taxation of the State of Maryland on October 21, 1998 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.


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Charles E. Smith Residential Realty, Inc.
Charles E. Smith Residential Realty L.P.
November 17, 1998
Page 2



         3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         4. The Certificate of Limited Partnership of the Operating Partnership, as amended, as certified by the Secretary of the State of Delaware on October 20, 1998 and as certified by the Secretary of the Company, as general partner of the Operating Partnership, on the date hereof as being complete, accurate and in effect.

         5. The First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended, as certified by the Secretary of the Company, as general partner of the Operating Partnership, on the date hereof as being complete, accurate and in effect (the "Partnership Agreement").

         6. The Plans, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         7. Certain resolutions of the Board of Directors of the Company adopted on January 27, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to, among other things, the approval of the amendment to the Option Plan and the filing of the Registration Statement relating to the Plans.

         8. Certain resolutions of the stockholders of the Company adopted on May 7, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to, among other things, the approval of the amendment to the Option Plan.

         In our examination of the aforesaid certificates, documents and agreements, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the authenticity, accuracy and completeness of the foregoing certifications (of public officials and corporate officers) and statements of fact, on which


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Charles E. Smith Residential Realty, Inc.
Charles E. Smith Residential Realty L.P.
November 17, 1998
Page 3


we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on applicable provisions of the Maryland General Corporation Law and the Delaware Revised Uniform Limited Partnership Act. We express no opinion herein as to any other laws, statutes, regulations or ordinances or as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of Maryland.

         Based upon, subject to and limited by the foregoing, we are of the opinion that (i) the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Option Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable; and (ii) the Units, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Option Plan (with the Operating Partnership having received the consideration therefor, the form of which is in accordance with applicable law), will be legally issued and fully paid under the Delaware Revised Uniform Limited Partnership Act.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                Very truly yours,



                                /s/ Hogan & Hartson L.L.P.
                                ---------------------------
                                HOGAN & HARTSON L.L.P.